BYLAWS OF

BOXCEIPTS.COM, INC.

Adopted by the Board of Directors

October 25, 2010

ARTICLE I:

OFFICES

The principal office for the transaction of business of the Corporation may be at any such location as the Board of Directors may from time to time determine or the business of the Corporation may require. The Corporation may have other offices at such places as the Board of Directors may from time to time determine.

ARTICLE II:

SHAREHOLDERS' MEETINGS

2.1 ANNUAL MEETINGS

The annual meeting of the shareholders shall be held at such time, date and place within or without the State of Nevada as may be designated by the Board of Directors and in the notice of such meeting. The business to be transacted at such meeting shall be the election of directors and such other business as may properly be brought before the meeting.

2.2 SPECIAL MEETINGS

Special meetings of the shareholders for any purpose may be called at any time by a majority of the members of the Board of Directors. Such meetings shall be held at the principal office of the Corporation or at such other place within or without the State of Nevada as may be designated in the notice of meeting.

2.3 NOTICE OF MEETINGS

2.3.1 Notices of meetings, annual or special, to shareholders entitled to vote shall be given in writing and signed by the President or a Vice-President or the Secretary or the Assistant Secretary, or by any other natural person designated by the Board of Directors.

2.3.2 Such notices shall be sent to the shareholder's address appearing on the books of the Corporation, or supplied by him to the Corporation for the purpose of notice, not less than ten (10) nor more than sixty (60) days before such meeting. Such notice shall be deemed delivered, and the time of the notice shall begin to run, upon being deposited in the mail.

2.3.3 Notice of any meeting of shareholders shall specify the place, the date and the time of the meeting  and in case of a special meeting shall state the purpose(s) for which the meeting is called.

2.3.4 When a meeting is adjourned to another time, date or place, notice of the adjourned meeting need not be given if announced at the meeting at which the adjournment is given.

2.3.5 Any shareholder may waive notice of any meeting by a writing signed by him, or his duly authorized attorney, either before or after the meeting.

2.3.6 No notice is required for matters handled by the written consent of the shareholders pursuant to NRS 78.320.

2.3.7 No notice to a shareholder is required if notices of two consecutive annual meetings and interim notices have been returned undeliverable pursuant to NRS 78.370(6).

2.4 QUORUM

The holders of a majority of the shares entitled to vote thereat, present in person or by proxy, shall constitute a quorum for the transaction of business.

2.5 VOTING RIGHTS

Except as may be otherwise provided in the Corporation's Articles of Incorporation, Bylaws or by the Laws of the State of Nevada, each shareholder shall be entitled to one (1) vote for each share of voting stock registered in his name on the books of the Corporation, and the affirmative vote of a majority of voting shares represented at a meeting and entitled to vote thereat shall be necessary for the adoption of a motion or for the determination of all questions and business which shall come before the meeting.

2.6 PROXIES

At any shareholder meeting, shareholders may designate proxies in writing or by electronic record pursuant to NRS 78.355.

2.7 SHAREHOLDER PROPOSALS

Shareholders holding an aggregate of not less than ten percent (10%) of the voting power of the Company may propose agenda items to be included at the annual meeting of the Company’s shareholders. Such shareholder proposals must be submitted in writing to the Secretary of the Company at least ninety (90) days in advance of the next annual meeting of shareholders of the Company.

ARTICLE III:

DIRECTORS

3.1 POWERS

Subject to the limitation of the Articles of Incorporation, of the Bylaws and of the Laws of the State of Nevada as to action to be authorized or approved by the shareholders, all corporate powers shall be exercised by or under authority of, and the business and affairs of this Corporation shall be controlled by, a Board of at least one (1) Director.

3.2 ELECTION AND TENURE OF OFFICE

The number of directors which shall constitute the whole board shall consist of not less than one (1) and not more than nine (9) directors as may be fixed from time to time by action of the Board of Directors. The Board of Directors may by resolution determine that the Board be classified into classes of directors. If so classified, directors shall be assigned to each class in accordance with a resolution adopted by the Board of Directors and elected for terms as set by the Board subject to the provisions of NRS 78.330(2). Directors shall be elected at the annual meeting of shareholders during the year in which their terms expire and, except as provided in Section 3.3 of this Article, each director elected shall hold office until his successor is elected and qualified. Directors need not be shareholders. A Director need not be a resident of the State of Nevada.

3.3 REMOVAL AND RESIGNATION

3.3.1 Any Director may be removed by a shareholder vote representing not less than two-thirds of the voting power as provided by NRS 78.335.

3.3.2 Any Director may resign at any time by giving written notice to the Board of Directors or to the President, or to the Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

3.4 VACANCIES

Vacancies in the Board of Directors may be filled by a majority of the remaining Directors, and such action by less than a quorum or by a sole remaining Director shall be adequate, and each Director so elected shall hold office until his successor is elected at an annual meeting of shareholders or at a special meeting called for that purpose. The shareholders may at any time elect a Director to fill any vacancy not filled by the directors.

3.5 PLACE OF MEETINGS AND MEETINGS BY TELEPHONE

Meetings of the Board of Directors may be held at any place within or without the State of Nevada that has been designated by the Board of Directors. In the absence of such designation, meetings shall be held at the principal office of the Corporation. Any meeting, regular or special, may be held by conference telephone or similar communication equipment, and all such Directors shall be deemed to be present in person at the meeting, so long as all Directors participating in the meeting can hear one another.

3.6 ANNUAL ORGANIZATIONAL MEETINGS

The annual organizational meetings of the Board of Directors shall be held immediately following the adjournment of the annual meetings of the shareholders. No notice of such meetings need be given.

3.7 OTHER REGULAR MEETINGS

There shall be no requirement for the Board of Directors to hold regular meetings, other than the annual organizational meeting.

3.8 SPECIAL MEETINGS - NOTICES

3.8.1 Special meetings of the Board of Directors for any purpose shall be called at any time by the President or if the President is absent or unable or refuses to act, by any Vice President or by any two Directors.

3.8.2 Written notice of the time and place of special meetings of the Board of Directors shall be delivered personally to each Director or sent to each Director by mail or other form of written communication at least forty-eight (48) hours before the meeting. Notice of the time and place of holding an adjourned meeting need not be given to absent Directors if the time and place are fixed at the meeting adjourned.

3.9 CONSENT TO DIRECTORS' MEETINGS AND ACTION WITHOUT MEETING

3.9.1 Any meeting is valid wherever held by the written consent of all persons entitled to vote thereat, given either before or after the meeting.

3.9.2 The transactions of any meetings of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if all the Directors are present, or if a quorum is present and either before or after the meeting, each of the Directors not present signs a written waiver of notice, a consent to the holding of the meeting, or an approval of the minutes thereof.

3.9.3 Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the Board shall individually or collectively consent in writing to such action. Such action by written consent shall have the same force and effect as a unanimous vote of the Board of Directors.

3.9.4 All such waivers, consents, or approvals shall be filed with the corporate records or made part of the minutes of the meeting.

3.10 QUORUM AND VOTING RIGHTS

So long as the Board of Directors is composed of one or two Directors, one of the authorized number of Directors constitutes a quorum for the transaction of business. If there are three or more Directors, a majority thereof shall constitute a quorum. Except as may be otherwise provided in the Corporation's Articles of Incorporation, Bylaws or by the Laws of the State of Nevada, the affirmative vote of a majority of Directors represented at a meeting and entitled to vote thereat shall be necessary for the adoption of a motion or resolution or for the determination of all questions and business which shall come before the meeting.

3.11 COMPENSATION

Directors may receive such reasonable compensation for their services as Directors and such reimbursement for expenses incurred in attending meetings as may be fixed from time to time by resolution of the Board of Directors. No such payment shall preclude a Director from serving in any other capacity and receiving compensation therefor.

3.12 COMMITTEES

The Board of Directors may appoint and prescribe the duties of an executive committee and such other committees, as it may from time to time deem appropriate. Such committees shall hold office at the pleasure of the Board.

ARTICLE IV:

OFFICERS

4.1 OFFICERS

The Board of Directors shall appoint a President, a Secretary and a Treasurer. The Board of Directors, in their discretion, may also appoint a Chair of the Board, a Chief Executive Officer, a Chief Financial Officer, one or more Vice Presidents and such other officers and assistant officers as they shall from time to time deem proper. Any two or more offices may be held by the same person. The Board may choose not to fill any of the other officer positions for any period.

4.2 APPOINTMENT AND TERM OF OFFICE

The officers of the corporation shall be appointed by the Board of Directors at the organizational meeting of the Directors. If the appointment of officers shall not be held at such meeting, such appointment shall be held as soon thereafter as conveniently may be. Each officer shall hold office until a successor shall have been duly appointed and qualified or until the officer's death or until the officer resigns or is removed in the manner hereinafter provided.

4.3 REMOVAL

Any officer or agent appointed by the Board of Directors may be removed by the Board of Directors at any time with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

4.4 VACANCIES

A vacancy in any office because of death, resignation, removal, disqualification, or otherwise, may be filled by the Board of Directors.

4.5 CHAIR OF THE BOARD

The Chair of the Board, if there be such an office, shall, if present, preside at all meetings of the Board of Directors and meetings of the shareholders, and exercise and perform such other powers and duties as may be from time to time assigned to the Chair by the Board of Directors. In the event that there is no Chair of the Board designated or present, the Secretary of the Board of Directors shall preside over the meeting, or if there is no Secretary of the Board of Directors designated or present at the meeting, the Directors present at any meeting of the Board of Directors shall designate a Director of their choosing to serve as temporary chair to preside over the meeting.

4.6 CHIEF EXECUTIVE OFFICER

Subject to the control of the Board of Directors and such supervisory powers, if any, as may be given by the Board of Directors to another person or persons, the powers and duties of the Chief Executive Officer shall be: (a) To act as the general manager and, subject to the control of the Board of Directors, to have general supervision, direction and control of the business and affairs of the Corporation; (b) To see that all orders and resolutions of the Board of Directors are carried into effect; and (c) To affix the signature of the Corporation to all deeds, conveyances, mortgages, guarantees, leases, obligations, bonds, certificates and other papers and instruments in writing which have been authorized by the Board of Directors or which, in the judgment of the Chief Executive Officer, should be executed on behalf of the Corporation; to sign certificates for the Corporation's shares; and, subject to the direction of the Board of Directors, to have general charge of the property of the Corporation and to supervise and control all officers, agents and employees of the Corporation.

4.7 CHIEF FINANCIAL OFFICER OR TREASURER

Subject to the control of the Board of Directors and such supervisory powers, if any, as may be given by the Board of Directors to another person or persons, the powers and duties of the Chief Financial Officer or Treasurer shall be:

a. To keep accurate financial records for the Corporation;

b. To deposit all money, drafts and checks in the name of and to the credit of the

            Corporation in the banks and depositories designated by the Board of Directors;

c. To endorse for deposit all notes, checks, drafts received by the Corporation as ordered       by the Board of Directors, making proper vouchers therefor;

d. To disburse corporate funds and issue checks and drafts in the name of the Corporation, as ordered by the Board of Directors;

e. To render to the Chief Executive Officer and the Board of Directors, whenever requested, an account of all transactions by the Chief Financial Officer and the financial condition of the Corporation; and

f. To perform all other duties prescribed by the Board of Directors or the Chief Executive

Officer.

4.8 PRESIDENT

Unless otherwise determined by the Board of Directors, the President shall be the Chief Executive Officer of the Corporation. If an officer other than the President is designated as the Chief Executive Officer, the President shall perform such duties as may from time to time be assigned by the Board of Directors. The President shall have the duty to call meetings of the shareholders or Board of Directors, as set forth in Section 3.8.1, above, to be held at such times and, subject to the limitations prescribed by law or by these Bylaws, at such places as the President shall deem proper.

4.9 VICE PRESIDENTS

In the absence of the President or in the event of the President's death, inability or refusal to act, the Vice President (or in the event there shall be more than one Vice President, the Vice Presidents in the order designated at the time of their appointment, or in the absence of any designation then in the order of their appointment) shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President; and shall perform such other duties as from time to time may be assigned to the Vice President by the President or by the Board of Directors. In the event there are no Vice Presidents, the Board of Directors may designate a member of the Board of Directors or another officer of the Corporation to serve in such capacity until a new President is appointed.

4.10 SECRETARY

The Secretary shall: (a) prepare and maintain the minutes and records of the shareholders' and Board of Directors' meetings, keep them in one or more books provided for that purpose and certify such proceedings as necessary; (b) authenticate such records of the Corporation as shall from time to time be required; (c) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (d) be custodian of the corporate records and of the corporate seal, if any, and see that the seal of the Corporation, if any, is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (e) keep a register of the post office address of each shareholder; (f) if requested, sign with the President certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (g) have general charge of the stock transfer books of the Corporation; and (h) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the Chief Executive Officer or the Board of Directors.

4.11 DELEGATION OF AUTHORITY

The Board of Directors may from time to time delegate the powers of any officer to any other officer or agent, notwithstanding any provision hereof, except as may be prohibited by law.

4.12 COMPENSATION

Officers shall be awarded such reasonable compensation for their services and provisions made for their expenses incurred in attending to and promoting the business of the Corporation as may be fixed from time to time by resolution of the Board of Directors.

ARTICLE V:

RECORDS AND REPORTS - INSPECTION

5.1 INSPECTION OF BOOKS AND RECORDS

All books and records provided for by Nevada Revised Statutes shall be open to inspection of the directors and shareholders to the extent provided by such statutes.

5.2 CERTIFICATION AND INSPECTION OF BYLAWS

The original or a copy of these Bylaws, as amended or otherwise altered to date, certified by the Secretary, shall be open to inspection by the shareholders of the Corporation in the manner provided by law.

5.3 CHECKS, DRAFTS, ETC.

All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Corporation shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by resolution of the Board of Directors.

5.4 ANNUAL REPORT

No annual report to shareholders shall be required; but the Board of Directors may cause to be sent to the shareholders annual or other reports in such form as may be deemed appropriate by the Board of Directors.

ARTICLE VI:

AMENDMENTS TO BYLAWS

New Bylaws may be adopted or these Bylaws may be repealed or amended by a vote or the written assent of a majority of the Directors of the Corporation.

ARTICLE VII:

CORPORATE SEAL

This Corporation shall have the power to adopt and use a common seal or stamp, and to alter the same, at the pleasure of the Board of Directors. The use or nonuse of a seal or stamp, whether or not adopted, shall not be necessary to, nor shall it in any way effect, the legality, validity or enforceability of any corporate action or document.

ARTICLE VIII:

CERTIFICATES OF STOCK

8.1 FORM

Certificates for shares shall be of such form and device as the Board of Directors may designate and shall state the name of the record holder of the shares represented thereby, its number; date of issuance; the number of shares for which it is issued; a statement of the rights, privileges, preferences and restrictions, if any; and statement of liens or restrictions upon transfer or voting, if any; and, if the shares be assessable, or, if assessments are collectible by personal action, a plain statement of such facts.

8.2 EXECUTION

Every certificate for shares must be signed by the President or the Secretary or must be authenticated by facsimile of the signature of the President or Secretary. Before it becomes effective, every certificate for shares authenticated by a facsimile of a signature must be countersigned by the Corporation’s transfer agent or registrar of transfers.

8.3 TRANSFER

Upon surrender to the Secretary or transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by a proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

8.4 LOST OR DESTROYED CERTIFICATES

Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact in such manner as the Board of Directors may require and shall, if the Directors so require, give the Corporation a bond of indemnity, in form and with one or more sureties satisfactory to the Board, whereupon a replacement certificate may be issued.

8.5 TRANSFER AGENTS AND REGISTRARS

The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars at such times and places as the requirements of the Corporation may necessitate and the Board of Directors may designate.

8.6 CLOSING STOCK TRANSFER BOOKS

The Board of Directors may close the transfer books in their discretion for a period not exceeding the sixty (60) days preceding any meeting, annual or special, of the shareholders, or the date appointed for the payment of a dividend.

ARTICLE IX:

INDEMNIFICATION

(a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action, suit or proceeding, in each case to the fullest extent permissible under NRS 78.7502 and NRS 78.751, as amended from time to time, or the indemnification provisions of any successor statutes, if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, or that, with respect to any criminal action or proceeding, such person had reasonable cause to believe that such conduct was unlawful.

(b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by such person in connection with the defense or settlement of the action or suit if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, provided that no indemnification shall be made with respect to any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or for amounts paid in settlement to the Corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

(c) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, the Corporation shall indemnify such person against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection with the defense.

(d) Any discretionary indemnification under subsections (a) or (b) unless ordered by a court or advanced pursuant to subsection (b) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. Such determination shall be made (1) by the shareholders; (2) by the Board of Directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (3) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (4) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

(e) Expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding described in subsections (a) and (b) shall be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

(f) The indemnification pursuant to subsections (a) and (b) and advancement of expenses authorized in or ordered by a court pursuant to this section (i) do not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Articles of Incorporation or any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, for either an action in such person’s official capacity or an action in another capacity while holding office, except that indemnification, unless ordered by a court for the advancement of expenses made pursuant to subsection (b) may not be made to or on behalf of any director or officer if a final adjudication establishes that such person’s acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and (ii) continue for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

(g) The Corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against such person and liability and expenses incurred by such person in his or her capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the Corporation has the authority to indemnify such person against such liability and expenses.

(h) The other financial arrangements made by the Corporation pursuant to subsection (g) may include the following: (i) The creation of a trust fund; (ii) The establishment of a program of self-insurance; (iii) The securing of its obligation of indemnification by granting a security interest or other lien on any assets of the Corporation; (iv) The establishment of a letter of credit, guaranty or surety.

(i) No financial arrangement made pursuant to subsections (g) or (h) may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

(j) Any insurance or other financial arrangement made on behalf of a person pursuant to subsection (g) or (h) may be provided by the Corporation or any other person approved by the Board of Directors, even if all or part of the other person’s stock or other securities is owned by the Corporation.

(k) In the absence of fraud: (i) The decision of the Board of Directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to subsection (g) or (h) and the choice of the person to provide the insurance or other financial arrangement is conclusive; and (ii) The insurance or other financial arrangement: (1) Is not void or voidable; and (2) does not subject any director approving it to personal liability for such action even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

(l) Any repeal or modification of this Article IX shall not impair or otherwise affect any rights, or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

(m) This Article IX shall be liberally construed in favor of indemnification and the payment of expenses incurred in connection with a proceeding in advance of its final disposition and there shall be a rebuttable presumption that a claimant under this Article IX is entitled to such indemnification and the Corporation shall bear the burden of proving by a preponderance of the evidence that such claimant is not so entitled to indemnification.

(n) Any finding that a person asserting a claim for indemnification pursuant to this Article IX is not entitled to such indemnification, and any information which may support such finding, shall be held in confidence to the extent permitted by law and shall not be disclosed to any third party.

(o) If any provision of this Article IX shall be deemed invalid or unenforceable, the Corporation shall remain obligated to indemnification and advance expenses subject to all those provisions of this Article IX which are not invalid or unenforceable.